Exhibit 99.1

Corporate News

Arotech Reports Profitable Fourth Quarter

Fourth quarter net income increases 28% year-over-year

Ann Arbor, Michigan – March 14, 2016 – Arotech Corporation (NasdaqGM: ARTX) today announced financial results for its fourth quarter and 12 months ended December 31, 2015.

Fourth Quarter 2015 Financial and Business Highlights:
•	Total revenues of $27.4 million versus $28.6 million for the same time last year and $23.3 million from the prior quarter
•	Adjusted EPS of $0.06 versus $0.02 for the same time last year and $0.03 from the prior quarter
•	Adjusted EBITDA of $2.3 million compared to $1.0 million for the same time last year and $1.5 million from the prior quarter

Full-year 2015 Financial and Business Highlights:
•	Total revenues of $96.6 million in 2015 compared to $103.6 million in 2014, slightly below guidance
•	Adjusted EPS of $0.08 compared to $0.31 in 2014, in line with guidance
•	Adjusted EBITDA of $5.1 million compared to $10.0 million in 2014, in line with guidance
•	New orders totaling $89.7 million in 2015
•	Backlog of orders as of December 31, 2015 totaled approximately $63.0 million versus $69.9 million for the same time last year and $61.1 million from the prior quarter

“Exiting 2015 we are beginning to realize the benefits of the actions we took during the first half of the year to establish a leaner cost structure, more stringent production processes and product enhancements to improve profitability,” commented Steven Esses, Arotech’s President and CEO. “New contract orders of $29.3 million during the fourth quarter added meaningfully to our backlog of business. Domestic and international demand for our training and simulation products remains robust with new orders and contract modifications from both existing customers and new relationships. Recent contract awards are the result of our longer-term vision to offer cost-effective and innovation solutions to our customers and support the basis for future financial performance.”

“Our acquisition of UEC in the first half of 2014 has been highly complementary to our core battery and power systems business,” added Esses. “The electronic engineering and manufacturing expertise acquired through this transaction are proving to be beneficial to our pursuit of new business and the streamlining of our cost structure as we share resources and extract synergies across the enterprise.”

“A key part of our efforts to reposition the company for profitable growth is improving our corporate governance,” continued Esses. “As part of this, we have established the post of Lead Independent Director, creating a liaison between the independent directors and management, and we are pleased to welcome Jon B. Kutler, a recognized investor, investment banker and expert in the aerospace and defense industries who joined our Board this past month, to this role. We are also adding two additional highly-experienced leaders to our board: Carol J. Battershell, the Deputy Director for Energy Systems in the Office of Energy Policy and Systems Analysis, who joined our board this past month, and Rear Admiral (Ret.) James J. (JJ) Quinn, a distinguished leader who spent 30 years in the United States Navy, including tours of duty as Director of Operations, Plans, Policy and Training with the Atlantic Fleet, who will be a nominee for director at our next annual meeting. Each of these directors has a tremendous range of executive experience, particularly in our core business areas of defense and military operations. We are fortunate to have these esteemed business and industry experts join our team. Their experience and guidance will be invaluable as we execute our vision for Arotech.”

Esses concluded, “We entered 2016 with strong momentum. Given our current visibility, and a healthy pipeline of new opportunities, we expect to return to growth during the year and be much more profitable as a result of our efforts in 2015.”

Fourth Quarter Financial Summary

Revenues for the fourth quarter were $27.4 million, compared to $28.6 million for the comparable period in 2014. The year-over-year decrease was driven by unexpected program delays on existing orders in the Power Systems division and delays of new orders that have shifted to future quarters.

Gross profit for the fourth quarter was $8.0 million, or 29.0% of revenues, compared to $7.4 million, or 25.9% of revenues, for the prior year period.

Operating income for the fourth quarter of 2015 was $893,000, compared to an operating loss of $(1.3) million for the corresponding period in 2014. Operating expenses were $26.5 million in the fourth quarter of 2015 compared to $29.9 million in the year ago quarter.

Total other income for the fourth quarter of 2015 was a loss of $(233,000) compared to $1.8 million for the corresponding period in 2014.

The Company’s net income for the fourth quarter was $399,000, or $0.02 per basic and diluted share, compared to $312,000, or $0.01 per basic and diluted share, for the corresponding period last year.

Adjusted Earnings per Share (Adjusted EPS) for the quarter was $0.06 compared to $0.02 for the corresponding period in 2014.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the fourth quarter was approximately $2.3 million compared to $1.0 million for the corresponding period of 2014.

Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

2015 Full-Year Financial Summary

Revenues for the full-year 2015 were $96.6 million, compared to $103.6 million for full-year 2014. The year-over-year decrease was driven, in large part, by unexpected program delays on existing orders in the Power Systems division and delays of new orders that have shifted to future quarters.

Gross profit for the year was $28.1 million, or 29.1% of revenues, compared to $32.7 million, or 31.6% of revenues, for the prior year. The decline in gross margin is the result of decreased revenues in the Power Systems Division.

The operating loss for the full-year 2015 was $(2.9) million, compared to operating income of $3.5 million for the full-year 2014. Operating expenses in 2015 decreased by $2.9 million compared to 2014, primarily due to decreased revenues.

Total other income for 2015 was a loss of $(1.2) million compared to a gain $1.0 million in 2014. The change was primarily due to a fair market value adjustment of the potential 2015 earn-out due to the previous owners of UEC.

The Company’s net loss for 2015 was $(2.9) million, or $(0.12) per basic and diluted share, compared to net income of $3.5 million, or $0.16 and $0.15 per basic and diluted share, respectively, for the corresponding period last year.

Adjusted Earnings per Share (Adjusted EPS) for 2015 was $0.08 compared to $0.31 in 2014.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for 2015 was $5.1 million compared to $10.0 million for 2014.

Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

Balance Sheet Metrics

As of December 31, 2015, the Company had $10.7 million in cash and cash equivalents, as compared to December 31, 2014, when the Company had $11.5 million in cash and cash equivalents.

As of December 31, 2015, Arotech has net operating loss carryforwards for U.S. federal income tax purposes of $40.7 million, which are available to offset future taxable income, if any, expiring in 2021 through 2032. Utilization of U.S. net operating losses is subject to annual limitations due to provisions of the Internal Revenue Code of 1986 and similar state provisions. The Company accrued $915,000 in non-cash tax expenses in 2015, reflecting the uncertainty of the deductibility of intangible expenses for federal income tax purposes.

As of December 31, 2015, the Company had total debt of $20.3 million, consisting of $4.1 million in short-term bank debt under its credit facility and $16.2 million in long-term loans. This is in comparison to December 31, 2014, when the Company had total debt of $21.3 million, consisting of negligible short-term debt and $21.3 million in long-term loans.

The Company also had $10.9 million in available, unused bank lines of credit with its primary bank as of December 31, 2015, under a $15.0 million credit facility through its FAAC subsidiary, which was secured by the assets of the Company’s U.S. subsidiaries and guaranteed by Arotech.

The Company had a current ratio (current assets/current liabilities) of 1.9, compared with the December 31, 2014 current ratio of 2.0.

2016 Guidance

In 2016, the Company estimates total revenue of $100 to $112 million, with adjusted earnings per share (Adjusted EPS) of $0.18 to $0.23, and adjusted EBITDA of $7 million to $9 million. This outlook includes only organic contribution, and does not take any potential acquisition activity into account. Adjusted EPS is based on 26.5 million current shares outstanding. The financial guidance provided is as of today and Arotech undertakes no obligation to update its estimates in the future.

Conference Call

The Company will host a conference call tomorrow, Tuesday, March 15, 2016 at 9 pm Eastern Time, to review the Company’s financial results and business outlook.

To participate, please call one of the following telephone numbers. Please dial in at least 10 minutes before the start of the call:

•	US: 1-888-523-1225
International: + 1-719-785-1753
Conference ID: 8939456

The conference call will also be broadcast live as a listen-only webcast on the investor relations section of Arotech's website at http://www.arotech.com/.

The online webcast will be archived on the Arotech's website for at least 90 days and a telephonic playback of the conference call will also be available by calling 1-877-870-5176 within the U.S. and 1-858-384-5517 internationally. The telephonic playback will be available beginning at 12 p.m. Eastern time on Tuesday, March 15, 2016, and continue through 11:59 p.m. Eastern time on Tuesday, March 22, 2016. The replay passcode is 8939456.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced battery solutions, innovative energy management and power distribution technologies, and zinc-air and lithium batteries and chargers. Arotech operates two major business divisions: Training and Simulation, and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.

Investor Relations Contacts:

Brett Maas / Rob Fink
Hayden IR
(646) 536.7331 / (646) 415.8972
ARTX@haydenir.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

Important Information

AROTECH WILL FILE A PROXY STATEMENT IN CONNECTION WITH ITS 2016 ANNUAL MEETING OF STOCKHOLDERS AND ADVISES STOCKHOLDERS TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain a free copy of that proxy statement and other documents (when available) that Arotech files with the Securities and Exchange Commission (the “Commission”) at the Commission’s website at http://www.sec.gov and at Arotech’s website at http://www.arotech.com. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Alliance Advisors LLC, at (888) 991-1298 toll-free or by e-mail at artx@allianceadvisorsllc.com.

Arotech, its directors and its nominees to stand for election at its 2016 annual meeting of stockholders may be deemed to be participants in the solicitation of proxies in connection with that meeting. These persons may have interests in the solicitation by reason of their beneficial ownership of shares of Arotech’s common stock and by virtue of agreements and arrangements with Arotech. Information about the beneficial ownership of the directors (other than Carol J. Battershell and Jon B. Kutler) is available by accessing Arotech’s proxy statement filed with the Commission on March 30, 2015, as supplemented by such changes that have been or will be reflected on Forms 3, 4 and 5 filed with the Commission and that will be reflected in Arotech’s proxy statement for the 2016 annual meeting of stockholders.  Ms. Battershell does not beneficially own any Arotech securities as of the date hereof. Admiralty Partners, Inc. (“API”) and certain other entities affiliated with Mr. Kutler beneficially own 1,650,700 shares of Arotech common stock. API has the right to designate one person for election to the Board for so long as API and its affiliates continue to beneficially own at least 5% of the shares of common stock outstanding. API and Messrs. Robert S. Ehrlich and Steven Esses, the Company’s Executive Chairman of the Board and President and Chief Executive Officer, respectively, also agreed separately that Messrs. Ehrlich and Esses would vote their shares of common stock in favor of any API designee nominated by the Nominating Committee of the Board of Directors of the Company for election to the Board. In addition, as disclosed in Arotech’s Current Report on Form 8-K filed February 3, 2016, API agreed to vote its shares of common stock in accordance with the instructions of Arotech’s management in certain circumstances. Arotech’s nominee for director, Rear Admiral (Ret.) James J. Quinn, who is not currently an Arotech director has an interest in being nominated and elected as a director of Arotech, but as of the date hereof does not beneficially own any Arotech securities.

CONDENSED CONSOLIDATED BALANCE SHEET SUMMARY (UNAUDITED)
(U.S. Dollars)

	December 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,698,405	$11,528,212
Trade receivables	17,401,479	17,595,811
Unbilled receivables	12,132,484	15,937,060
Other accounts receivable and prepaid	1,007,358	1,155,548
Inventories	9,607,836	9,811,783
TOTAL CURRENT ASSETS	50,847,562	56,028,414
LONG TERM ASSETS:
Property and equipment, net	6,440,270	6,462,949
Other long term assets	5,407,427	4,985,400
Intangible assets, net	9,334,730	11,840,365
Goodwill	45,463,027	45,422,219
TOTAL LONG TERM ASSETS	66,645,454	68,710,933
TOTAL ASSETS	$117,493,016	$124,739,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$5,914,042	$6,772,082
Other accounts payable and accrued expenses	5,560,040	9,105,214
Current portion of long term debt	4,362,438	4,380,730
Short term bank credit	4,060,000	33,238
Deferred revenues	6,879,815	7,826,178
TOTAL CURRENT LIABILITIES	26,776,335	28,117,442
LONG TERM LIABILITIES:
Accrued Israeli statutory/contractual severance pay	7,516,980	7,051,630
Long term portion of debt	11,856,522	16,934,360
Other long-term liabilities	7,295,808	6,280,467
TOTAL LONG-TERM LIABILITIES	26,669,310	30,266,457
TOTAL LIABILITIES	53,445,644	58,383,899
STOCKHOLDERS’ EQUITY:
TOTAL STOCKHOLDERS’ EQUITY (NET)	64,047,371	66,355,448
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$117,493,016	$124,739,347

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
(U.S. Dollars, except share data)

	Twelve months ended December 31,		Three months ended December 31,
	2015	2014	2015	2014
Revenues	$96,573,947	$103,562,349	$27,413,566	$28,567,010

Cost of revenues	68,456,322	70,854,737	19,450,943	21,172,720
Research and development expenses	3,969,419	3,322,449	681,416	465,305
Selling and marketing expenses	5,373,421	5,921,338	1,562,759	1,740,819
General and administrative expenses	16,339,027	17,261,358	4,068,536	5,655,320
Amortization of intangible assets	3,043,536	2,696,740	757,152	868,105
Total operating costs and expenses	97,181,725	100,056,622	26,520,806	29,902,269

Operating income	(607,778)	3,505,727	892,760	(1,335,259)

Other income	(24,181)	2,512,560	31,497	2,270,341
Financial expenses, net	(1,152,121)	(1,507,489)	(264,350)	(454,767)
Total other income (expense)	(1,176,302)	1,005,071	(232,853)	1,815,574
Income from continuing operations before income tax expense	(1,784,080)	4,510,798	659,907	480,315

Income tax expense	1,160,946	1,023,837	261,317	168,659
Income from continuing operations	(2,945,026)	3,486,961	398,590	311,656
Loss from discontinued operations, net of income tax	–	–	–	–
Net income	(2,945,026)	3,486,961	-	311,656

Other comprehensive income, net of income tax
Foreign currency translation adjustment	14,634	(1,205,589)	119,264	(556,849)
Comprehensive income	$(2,930,392)	$2,281,372	$517,854	$(245,193)

Basic net income per share – continuing operations	$(0.12)	$0.16	$0.02	$0.01
Basic net income/loss per share – discontinued operations	$–	$–	$–	$–
Basic net income per share	$(0.12)	$0.16	$0.02	$0.01

Diluted net income per share – continuing operations	$(0.12)	$0.15	$0.02	$0.01
Diluted net income/loss per share – discontinued operations	$–	$–	$–	$–
Diluted net income per share	$(0.12)	$0.15	$0.02	$0.01
Weighted average number of shares used in computing basic net income/loss per share	23,687,733	21,934,532	23,684,904	23,401,866
Weighted average number of shares used in computing diluted net income/loss per share	23,687,733	22,537,272	23,684,904	24,004,606

Reconciliation of Non-GAAP Financial Measure – Continuing Operations

To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of EBITDA to the nearest GAAP measure follows:

	Twelve months ended December 31,		Three months ended December 31,
	2015	2014	2015	2014
Net income (GAAP measure)	$(2,945,026)	$3,486,961	$398,590	$311,656
Add back:
Financial expense – including interest	1,152,121	(1,005,071)	264,350	(1,815,574)
Income tax expenses	1,160,946	1,023,837	261,317	168,659
Depreciation and amortization expense	4,895,518	4,255,247	1,233,094	1,310,013
Other adjustments*	1,772,723	2,224,834	115,405	1,064,190
Armor building sale	(895,450)	–	–	–
Total adjusted EBITDA	$5,140,832	$9,985,808	$2,272,756	$1,038,944

*     Includes stock compensation expense, one-time transaction expenses and other non-cash expenses.

CALCULATION OF ADJUSTED EARNINGS PER SHARE
(U.S. $ in thousands, except per share data)

	Twelve months ended December 31,		Three Months ended December 31,
	2015	2014	2015	2014

Revenue (GAAP measure)	$96,574	$103,562	$27,414	$28,567
Net (Loss)/ Income (GAAP measure)	$(2,945)	$3,487	$399	$312
Adjustments:
Amortization	3,044	2,697	757	868
Stock compensation	622	1,412	147	1,019
Non-cash taxes	915	599	229	212
EFB Transition/UEC Acquisition costs	1,126	813	0	45
UEC purchase adjustment	-	(2,000)	–	(2,000)
Armor building sale	(895)	–	–	–
Net adjustments	$4,812	$3,521	$1,133	$144
Adjusted Net Income	$1,867	$7,008	$1,532	$456
Number of shares	23,688	22,537	23,688	24,005
Adjusted EPS	$0.08	$0.31	$0.06	$0.02